Exhibit 24.1

January 19, 2017

Catherine M. Reynolds

Melissa M. Gleespen

Thomas J. Webb

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of registered debt, equity, trust or convertible securities of the Corporation.

Very truly yours,

/s/ John G. Russell	/s/ William D. Harvey
John G. Russell	William D. Harvey

/s/ Jon E. Barfield	/s/ Philip R. Lochner, Jr.
Jon E. Barfield	Philip R. Lochner, Jr.

/s/ Deborah H. Butler	/s/ Patricia K. Poppe
Deborah H. Butler	Patricia K. Poppe

/s/ Kurt L. Darrow	/s/ Myrna M. Soto
Kurt L. Darrow	Myrna M. Soto

/s/ Stephen E. Ewing	/s/ John G. Sznewajs
Stephen E. Ewing	John G. Sznewajs

/s/ Richard M. Gabrys	/s/ Laura H. Wright
Richard M. Gabrys	Laura H. Wright

One Energy Plaza Jackson, MI 49201 - Tel: 517 788 0550 – www.cmsenergy.com